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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 22, 2001
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-10702            34-1531521
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(State or Other Jurisdiction          (Commission         (IRS Employer
      of Incorporation)               File Number)      Identification No.)



  500 Post Road East, Suite 320, Westport, Connecticut         06880
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        (Address of Principal Executive Offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     Terex Corporation ("Terex" or "the Company") announced by press release dated March 23, 2001 that it intends to issue $300,000,000 principal amount of Senior Subordinated Notes Due 2011 ("Notes"). The Notes will be issued at par with a coupon of 10.375%. The size of the offering of the Notes was increased from a previously announced amount of $200 million. Terex intends to use the net proceeds from the offering of the Notes to prepay a portion of its existing term loans and for general corporate purposes.

     The Company also reaffirmed its plans to increase its revolving credit facilities maturing March 2004 from $125 million to $300 million, in order to provide the Company with greater operating flexibility.

     The Company is offering the Notes pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"), and the Notes will not initially be registered under the Act. Accordingly, the Notes will not be able to be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2001

                                           TEREX CORPORATION


                                           By:  /s/ Eric I Cohen
                                                Eric I Cohen
                                                Senior Vice President





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